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                                                                    EXHIBIT 10.6



                              FORBEARANCE AGREEMENT

          This Forbearance Agreement ("Agreement") is entered into as of the 8th day of November, 2001, by FLORIDA FINANCE GROUP, INC. ("Florida Finance"), a Florida corporation; LIBERTY FINANCE COMPANY ("Liberty"), a Florida corporation; SMART CHOICE RECEIVABLES HOLDING COMPANY ("Smart Choice Holdings"), a Delaware corporation; FIRST CHOICE AUTO FINANCE, INC. ("First Choice"), a Florida corporation (Florida Finance, Liberty, Smart Choice Holdings and First Choice are referred to herein collectively as the "Florida Finance Borrowers"); PAACO AUTOMOTIVE GROUP, L.P. ("Paaco"), a Texas limited partnership and successor by conversion to Paaco Automotive Group, Inc., a Texas corporation; PREMIUM AUTO ACCEPTANCE CORPORATION ("Paaco Acceptance"), a Texas corporation (Paaco and Paaco Acceptance are referred to herein collectively as the "Paaco Borrowers"); SMART CHOICE AUTOMOTIVE GROUP, INC. ("Smart Choice"), a Florida corporation; SC HOLDINGS, INC. ("SC Holdings"), a Florida corporation (Smart Choice and SC Holdings are referred to herein collectively as the "Guarantors"); and FINOVA CAPITAL CORPORATION ("Lender"), a Delaware corporation.

                                    RECITALS:

           A. The Florida Finance Borrowers are indebted to Lender, as set forth
(i) in that Second Amended and Restated Loan and Security Agreement (the "Florida Finance Loan Agreement") dated as of November 9, 1998, as amended by that Third Amended and Restated Schedule to Second Amended and Restated Loan and Security Agreement dated as of September 25, 2000, and (ii) in the "Loan Documents," as defined in the Florida Finance Loan Agreement (such Loan Documents are referred to in this Agreement as the "Florida Finance Loan Documents").

           B. The Paaco Borrowers are indebted to Lender, as set forth (i) in that First Amended and Restated Loan and Security Agreement (the "Paaco Loan Agreement") dated as of March 8, 1999, as amended by that Third Amended and Restated Schedule to First Amended and Restated Loan and Security Agreement dated as of September 25, 2000, and (ii) in the "Loan Documents," as defined in the Paaco Loan Agreement (such Loan Documents are referred to in this Agreement as the "Paaco Loan Documents").

           C. Pursuant to that Amended and Restated Guaranty (the "Smart Choice Guaranty") executed by Smart Choice dated as of November 18, 1999, Smart Choice, which is the sole shareholder of Florida Finance, SC Holdings and First Choice, the majority shareholder of Liberty and of Paaco Acceptance, and the sole limited partner of Paaco, has guaranteed the payment and performance of (i) all debts and obligations of the Florida Finance Borrowers arising under the Florida Finance Loan Documents (the "Florida Finance Obligations"), and (ii) all debts and obligations of the Paaco Borrowers arising under the Paaco Loan Documents (the "Paaco Obligations") (the Florida Finance Loan Documents and the Paaco Loan Documents are referred to herein collectively as the "Loan Documents, and the Florida Finance Obligations and the Paaco Obligations are referred to herein collectively as the "Obligations").

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                  D. Pursuant to that Amended and Restated Guaranty (the "SC
Holdings Guaranty") executed by SC Holdings dated as of November 18, 1999, SC Holdings has guaranteed the payment and performance of the Obligations, without limitation.

                  E. Pursuant to the Florida Finance Loan Documents, FINOVA has a first priority perfected security interest in the Collateral described therein (the "Florida Finance Collateral") to secure the Florida Finance Obligations.

                  F. Pursuant to the Paaco Loan Documents, FINOVA has a first priority perfected security interest in the Collateral described therein (the "Paaco Collateral") to secure all of the Obligations.

                  G. Material Events of Default exist under the Florida Finance Loan Agreement, and FINOVA is presently entitled to exercise its remedies against the Florida Finance Collateral and the Paaco Collateral (collectively the "Collateral") including, but not limited to, the recovery of all cash proceeds of pledged chattel paper and other financial instruments, which recovery would shut down the operations of the Florida Finance Borrowers and the Paaco Borrowers (collectively the "Borrowers"), as they have no other identified source of operating cash.

                  H. The fair market value of the Florida Finance Collateral is less than the amount of the Florida Finance Obligations.

                  I. The fair market value of the Paaco Collateral may exceed the amount of the Paaco Obligations, but the combined value of the Paaco Collateral and the Florida Finance Collateral is less than the total amount of the Obligations.

                  J. The Florida Finance Borrowers, the Paaco Borrowers, and the Guarantors (collectively the "Obligors") have offered certain accommodations to Lender as an inducement for Lender to forbear in the immediate liquidation of all of the Collateral in order to permit a more orderly winding up of the affairs of the Obligors.

                  K. Lender is willing to conditionally forbear in its exercise of remedies, on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Definitions. As used below in this Agreement, (i) terms defined in the recitals above shall have the meanings therein set forth, and
(ii) the following capitalized terms shall have the meanings assigned below:

         "Affiliate" means, with respect to any Person, another Person who (i) owns an equity interest in the first Person, of any degree, (ii) is owned, as to equity interest, by the first Person, in any degree, (iii) Controls the first Person, (iv) is Controlled by the first Person, or (v) is Controlled by a Person who also Controls the first Person.


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         "Borrower Parties" means the Obligors and their respective predecessors, successors and assigns and their present and previous agents, attorneys, representatives, Affiliates, officers, directors, shareholders and each of them.

         "Claims" means any and all accounts, covenants, agreements, obligations, claims, debts, liabilities, offsets, demands, costs, expenses, actions or causes of action of every nature, character and description, whether arising at law or equity or under statute, regulation or otherwise, and whether liquidated or unliquidated, contingent or noncontingent, known or unknown, suspected or unsuspected.

         "Control" means the ability to substantially direct the policies of a Person, whether directly or indirectly, and whether such influence exists by right or by economic compulsion.

         "Forbearance Period" means the period commencing on the date hereof and terminating on the earlier of sixty (60) days from the date hereof or a Termination Event.

         "Interim Paaco Payments" means regular payments to Lender from the Paaco Borrowers in the amount that would otherwise have become due under the Paaco Loan Documents if the Paaco Obligations had not been accelerated.

         "Lender Parties" means Lender, its participants, predecessors, successors and assigns and their present and previous agents, attorneys, representatives, Affiliates, officers, directors, and each of them.

         "Permitted Events of Default" means the Events of Default arising under the Loan Documents arising from (i) the failure of the Florida Finance Borrowers to make payments as required by the Florida Finance Loan Documents or to maintain their solvency, (ii) all other breaches of covenants, warranties and representations respecting the Florida Finance Borrowers that necessarily arise from the Events of Default described in subsection (i) (but specifically not including any Event of Default arising from the commencement of any case under any chapter of the Bankruptcy Code), (iii) Events of Default arising under the Paaco Loan Documents arising from the foregoing Events of Default respecting the Florida Finance Borrowers and their common guarantors, and (iv) the failure of the Obligors to make the payment of principal, interest and expenses due upon the acceleration of the maturity of the Obligations.

         "Person" means any natural person and any legal entity with the ability to enter into contracts.

         "Termination Event" means the occurrence of any of (i) the breach of any warranty or representation made to Lender under this Agreement, (ii) any Obligor's failure to comply strictly with all covenants and obligations under this Agreement, or (iii) the existence of any Event of Default under the Loan Documents other than the Permitted Events of Default.

                  2. Recitals. The Obligors warrant and represent that the matters stated in the Recitals of this Agreement are true.


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                  3. Florida Finance Borrowers' Affirmation of Documents. The
Florida Finance Borrowers acknowledge, warrant and represent that (i) pursuant to the Florida Finance Loan Documents, their obligation to repay the Florida Finance Obligations is absolute and unconditional, and there exists no right of deduction, setoff, recoupment, counterclaim or defense of any nature whatsoever to payment of the Florida Finance Obligations that has not been released herein,
(ii) the Permitted Events of Default arising under the Florida Finance Loan Documents are valid, material and continuing Events of Default, (iii) this Agreement confirms the acceleration of the maturity of the Florida Finance Obligations, which are now presently due and payable in full, and (iv) the Florida Finance Loan Documents are valid and enforceable against the Florida Finance Borrowers in accordance with their terms (subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws) and grant Lender valid and perfected security interests in the Florida Finance Collateral with the priority required by the Florida Finance Loan Documents, except as provided in Schedule 3 hereto.

                  4. Paaco Borrowers' Affirmation of Documents. The Paaco Borrowers acknowledge, warrant and represent that (i) pursuant to the Paaco Loan Documents, their obligation to repay the Paaco Obligations is absolute and unconditional, and there exists no right of deduction, setoff, recoupment, counterclaim or defense of any nature whatsoever to payment of the Paaco Obligations that has not been released herein, (ii) the Permitted Events of Default arising under the Paaco Loan Documents are valid, material and continuing Events of Default, (iii) this Agreement confirms the acceleration of the maturity of the Paaco Obligations, which are presently due and payable in full, and (iv) the Paaco Loan Documents are valid and enforceable against the Paaco Borrowers in accordance with their terms (subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws) and grant Lender valid and perfected security interests in the Paaco Collateral with the priority required by the Paaco Florida Finance Loan Documents, except as provided in Schedule 4 hereto.

                  5. Guarantors' Affirmation of Documents. Guarantors acknowledge, warrant and represent that (i) pursuant to their respective Guaranties, Guarantors' obligations to repay the Obligations are absolute and unconditional and there exists no right of deduction, setoff, recoupment, counterclaim or defense of any nature whatsoever to payment of the Obligations that has not been released herein, (ii) the Permitted Events of Default are valid, material and continuing Events of Default under the Loan Documents, (iii) this Agreement confirms the acceleration of the maturity of the Obligations, which are presently due and payable in full, and (iv) the Loan Documents executed by Guarantors are valid and enforceable against Guarantors in accordance with their terms (subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws).

                  6. Lender's Conditional Agreement of Forbearance. Subject to the conditions stated in this Agreement, Lender agrees to forbear in the commencement of any collection proceedings under the Loan Documents and in the exercise of any repossession rights, collection rights or other remedies against the Collateral during the Forbearance Period, except for the remedies specifically permitted under this Agreement. Upon the expiration or termination of the Forbearance Period, Lender shall be entitled to exercise all such remedies to the fullest


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extent permitted under the Loan Documents and applicable law, without hindrance or delay and without further notice to the Obligors, and any right to further notice or delay is hereby waived.

         7. Interim Payments. During the Forbearance Period, the Paaco Borrowers shall timely pay the Interim Payments, time being of the essence. The Interim Payments shall be applied in accordance with the Loan Documents as received by Lender.

         8. Liquidation of Florida Finance Collateral.

                  (a) Status of Florida Finance Borrowers. The Obligors warrant and represent to Lender that (i) on a consolidated basis, the Florida Finance Borrowers have been losing money on operations for at least all of 2001 and their continued operation would only serve to further erode the Florida Finance Collateral, (ii) although the gross amount of the Inventory and the Receivables (as such capitalized terms are defined in the Florida Finance Loan Agreement) owned by the Florida Finance Borrowers exceeds the principal amount of the Florida Finance Obligations, appropriate deductions to the receivables amount due to the "precomputed" method of carrying their receivables (which is a customary accounting method in this market) and the reasonable expectations of collections from the Receivables, given their high-risk market segment and prevailing economic conditions, the value of the Florida Finance Collateral is, by any commercially reasonable analysis, substantially less than the amount of the Florida Finance Obligations, and (iv) the Florida Finance Borrowers have not in the one (1)-year period preceding the date hereof made any payments or transfers to any Person outside the ordinary course of business other than in sales of assets to third parties who are not Obligors for commercially reasonable consideration.

                  (b) Operations of Florida Finance Borrowers. Effective immediately, Lender shall commence the exercise of its rights to collect and enforce Receivables owned by the Florida Finance Borrowers and to repossess Inventory and other tangible Florida Finance Collateral. The Florida Finance Borrowers shall assist Lender in making this transition by providing reports, information, access to personnel and other reasonable assistance. The Florida Finance Borrowers shall also immediately begin winding down their operations in anticipation of the disposition of all Florida Finance Collateral at a public foreclosure sale scheduled to be held by Lender on November 9, 2001 (the "Foreclosure Sale"). The Florida Finance Borrowers shall consult with Lender and its liquidation agent as to the proper means for conducting this transition, including the termination of personnel in a manner that will minimize expenses but permit an orderly transition of the duties of servicing the receivables and otherwise managing the Florida Finance Collateral as to preserve its value. While Lender or its liquidation agent may elect in their sole discretion to hire some former employees of the Florida Finance Borrowers, neither Lender nor its liquidation agent shall be obligated to engage any employees of the Florida Finance Borrowers on any basis, and none of their vacation pay, years of service or other accruals shall be recognized by Lender or its liquidation agent. Until the later to occur of the successful foreclosure sale of the Florida Finance Collateral or the completion to Lender's satisfaction of the transition of control of the Florida Finance Collateral, no Obligor shall commence or encourage, and each Obligor will take all reasonable measures to prevent, the filing of any petition under any chapter of the Bankruptcy Code with respect to any Obligor. Thereafter, should it become necessary to an orderly completion of the liquidation of the assets of


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the Florida Finance Borrowers, any Obligor may sponsor or encourage such a filing; provided, however, in any such proceeding (whenever filed), no Obligor shall challenge or encourage the challenge of the validity or amount of the Obligations, Lender's right to retain any payments or collections received, or the attachment, perfection or priority of any security interest securing the Obligations.

                  (c) Limited Use of Cash Proceeds. Notwithstanding the existence of Events of Default under the Florida Finance Loan Agreement, and as an inducement to cause the Obligors to cooperate in the preservation of the value of Lender's Collateral, Lender agrees that, during the Forbearance Period, the proceeds of receipts and collections of receivables held by the Florida Finance Borrowers and the proceeds of inventory sales undertaken in the usual manner by the Florida Finance Borrowers (including, but not limited to, cash proceeds on hand) may be used by the Florida Finance Borrowers (but only to the extent reasonable and necessary) for the purposes of (i) paying the usual payroll wages and taxes, including payment upon termination for any accrued vacation time, with respect to employees of the Florida Finance Borrowers and Smart Choice, (ii) paying lessors and vendors for current accruals of liabilities to the extent that the continued service of such lessors and vendors are necessary to the orderly winding up of the affairs of the Florida Finance Borrowers, (iii) arranging the due termination of all employee benefit plans as they affect employees of the Florida Finance Borrowers, and (iv) otherwise paying such reasonable and necessary expenses of winding down the operations of the Florida Finance Borrowers as Lender may approve in writing in its sole discretion, it being understood that permitted expenses shall not include the payment of previously existing debts generally or any other expenditure that is not directly necessary for the orderly termination of operations by the Florida Finance Borrowers. The Florida Finance Borrowers have proposed to Lender and Lender has approved a separate budget of the amount of liquidation and transition expenses. The Obligors acknowledge that, but for this Agreement, Lender would have the present and absolute right to possession of all such cash proceeds, and that any use of the cash proceeds of any Florida Finance Collateral other than the specific uses permitted herein would constitute a wrongful conversion thereof. Lender's consent to the limited use of cash proceeds of Florida Finance Collateral shall terminate upon any Obligor's becoming a debtor in a case under any chapter of the Bankruptcy Code.

                  (d) Transition of Control of Florida Finance Collateral. The Florida Finance Borrowers shall immediately commence the sharing of all information with Lender that is reasonably necessary for the liquidation of the Florida Finance Collateral. The actual control of bank accounts containing proceeds of Florida Finance Collateral shall be transitioned to Lender as soon as practicable, and Lender shall release to the Florida Finance Borrowers funds to the extent that they are needed for the payment of expenses permitted under this Agreement.

                  (e) Foreclosure Sale of Florida Finance Collateral. Lender intends that the Foreclosure Sale shall be conducted following the publication of two (2) public notices thereof (November 4 and November 7) in the Orlando Sentinel, which publications are hereby approved by all of the Obligors as commercially reasonable means of advertisement of the sale. Without restricting or prescribing in any way the manner or amount of bids that Lender may submit, and without passing judgment on the sufficiency of any lesser amount as a commercially reasonable bid, the Obligors further agree that they would regard a bid at the Foreclosure Sale of


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$55,000,000 to be a commercially reasonable price for the Florida Finance
Collateral. The Obligors acknowledge as commercially reasonable terms of sale that the Foreclosure Sale may be conducted by telephone from any location as long as all prospective bidders are provided access to the conference call; that the foreclosure bill of sale and assignments(s) that would issue would disclaim all warranties; and that bidders may be required to pre-qualify as to their financial capability to tender a bid.

                  (f) Control of Florida Finance Borrowers. The management of the Florida Finance Borrowers shall continue to be the responsibility of the Florida Finance Borrowers' directors and officers and Lender has not undertaken by this Agreement any right to control or interfere with the operations of the Florida Finance Borrowers, but Lender has only acted to limit the disposition of the Florida Finance Collateral, including its proceeds. Without limiting the foregoing, the Florida Finance Borrowers are free to deal with their assets that are not Florida Finance Collateral as they may wish, subject only to the already existing covenants of the Florida Finance Loan Documents.

                  (g) Further Assistance Regarding Sales Taxes. Obligors shall provide reasonable assistance to Lender, if it is the successful purchaser at the Foreclosure Sale, respecting any mechanism by which Lender could obtain sales tax refunds on account of repossessions of vehicles included in the Florida Finance Collateral. It is the intention of the parties that the purchaser at the Foreclosure Sale shall acquire all such present and future rights to tax refunds to the fullest possible extent under applicable law.

         9. Option for Purchase of Smart Choice Stock. As further inducement to cause Lender to enter into this Agreement, Smart Choice hereby grants to Lender an option (the "Smart Choice Stock Option") to purchase up to all of Smart Choice's remaining authorized but unissued and unreserved common stock (which Smart Choice warrants and represents to be in excess of 38,000,000 shares, and which shares shall be reserved for issuance to Lender upon the execution of this Agreement) at the price of thirty cents ($.30) per share, to be paid through the forgiveness of Florida Finance Obligations, which forgiveness shall be effective for the benefit of Smart Choice as guarantor of the Florida Finance Obligations. Smart Choice shall have no right of indemnity, exoneration, subrogation or other right against the Florida Finance Borrowers on account of the issuance of stock in satisfaction thereof, and any such right is hereby waived. Lender may exercise the Smart Choice Stock Option in full or in part at any time and from time to time by written notice to Smart Choice given within one hundred twenty
(120) days of the date of this Agreement (or, if any legal proceeding stays the ability of Lender to exercise the Smart Choice Stock Option within the intended option period, within thirty (30) days after such restrictions have been finally removed, if such date would be later than the intended expiration). The Smart Choice Stock Option is fully effective as of the date hereof, all necessary approvals having been finally obtained. Upon receipt of a purchase election from Lender, Smart Choice shall promptly (and in any event within five (5) days) issue the stock so purchased, which shall be fully paid and nonassessable and free and clear of all encumbrances or legends, except for a legend in customary form reflecting that the stock has not been registered under any applicable securities laws. Lender's right to exercise the Smart Choice Stock Option shall be suspended upon Lender's exercise of the Paaco Option (as defined below) and shall terminate upon Lender's successful closing under the Paaco Option.


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         10. Option for Purchase of Paaco Equity Interests.

                  (a) As a further inducement to cause Lender to enter into this Agreement and to satisfy the Smart Choice Deficiency (as defined herein), and subject to the conditions stated below in this Section, Smart Choice hereby grants to Lender an option (the "Paaco Option") to purchase, after the Foreclosure Sale, all of (i) the limited partner interests of Paaco, (ii) the membership interests of Paaco Holdings, LLC, a Delaware limited liability company and the sole general partner of Paaco, and (iii) the issued and outstanding stock of Paaco Acceptance (items (i) through (iii) are collectively referred to as the "Paaco Equity Interests") at a price equal to the remaining deficiency of the Florida Finance Obligations (the "Smart Choice Deficiency"). Lender may exercise the Paaco Option in full only at any time by written notice to Smart Choice given after the date of the Foreclosure Sale and within one hundred twenty (120) days of the date of this Agreement (or, if any legal proceeding stays the ability of Lender to exercise the Paaco Option within the intended option period, within thirty (30) days after such restrictions have been finally removed, if such date would be later than the intended expiration). Upon receipt of a purchase election from Lender, Smart Choice shall promptly (and in any event within five (5) days) issue the Paaco Equity Interests, which shall be fully paid and nonassessable and free and clear of all encumbrances or legends, except for a legend in customary form reflecting that the Paaco Equity Interests have not been registered under any applicable securities laws. The Obligors warrant and represent that the issuers of the Paaco Equity Interests do not have, and shall not have at the time of sale to Lender, any outstanding warrants or other rights for the issuance of additional equity interests under any circumstances.

                  (b) Smart Choice's obligation to perform under the Paaco Option shall be subject to (i) its full compliance with all federal securities laws and obtaining shareholder approval for the sale (which Smart Choice agrees to seek in good faith upon Lender's exercise of the Paaco Option, and which Smart Choice expects to finally obtain within thirty (30) days in the absence of unforeseen difficulties), and (ii) obtaining an independent appraisal from a qualified firm confirming that the value of the Paaco Equity Interests is not greater than the amount of the Florida Finance Deficiency that is to be satisfied by the transfer of the Paaco Equity Interests. The full satisfaction of the Smart Choice Deficiency by the exercise of the Paaco Option shall be effective against all the Obligors, whether liable as guarantor or coborrower; provided, however, the Obligors shall warrant and represent to Lender at the closing of the purchase that current financial statements for the Paaco Borrowers delivered to Lender set forth all assets and liabilities known to them.

                  (c) The closing of the purchase of the Paaco Equity Interests would be evidenced by customary documents of assignment and deliveries, including warranties of title.

                  (d) To enable Lender to perform its due diligence regarding the prospect of exercising the Paaco Option, the Obligors shall offer reasonable assistance to Lender and shall provide Lender with reasonable access to the Paaco Borrowers' books and records and shall allow Lender's representatives to meet with employees, officers and directors of the Paaco Borrowers.


                                     - 8 -
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                  (e) The management of the Paaco Borrowers shall continue to be the responsibility of their directors and officers and Lender has not undertaken by this Agreement any right to control or interfere with the operations of the Paaco Borrowers.

         11. Operation of the Paaco Borrowers. From the date hereof until the Termination Date or the earlier purchase by Lender of the Paaco Equity Interests, the Paaco Borrowers shall operate in the ordinary course of business in all respects. The Paaco Borrowers shall not pay any additional amounts with respect to debt owed to Crown Group, Inc. unless made in accordance with an Amended and Restated Subordination Agreement approved by Lender.

         12. Capacity of the Obligors. The Obligors warrant and represent that they are and shall remain duly organized business organizations in good standing under the laws of the respective states of their incorporation (as disclosed in the recitals hereto) and are and shall remain duly qualified to do business in each other state in which qualification is necessary.

         13. No Conflicting Law or Agreement. The Obligors warrant and represent that their execution, delivery and performance of this Agreement do not constitute a breach of or default under, and will not violate or conflict with, any provisions of the constituent documents of any Obligor; of any contract, financing agreement, lease, or other agreement to which any Obligor is a party or by which its properties may be affected; or any law, regulation, judgment, order or decree to which any Obligor is subject or by which its properties may be affected; nor will the same result in the creation or imposition of any encumbrance upon any properties of any Obligor, other than those in favor of Lender.

         14. No Consent Required. Each of the Obligors and Lender warrant and represent that their respective execution, delivery, and performance of this Agreement do not require the consent or approval of or the giving of notice to any person or entity except for those consents which have been duly and finally obtained and are in full force and effect or which are expressly referenced in this Agreement.

         15. Conditions to Closing. Concurrently with the execution and delivery hereof, the Obligors shall deliver the following additional documents to Lender, in form and substance acceptable to Lender and its counsel, as conditions to the effectiveness of this Agreement:

                  (a) Certificate of existence or of good standing, as available, issued by the Secretary of State for the domicile of each Obligor.

                  (b) Certificates from the Secretaries of each Obligor certifying the adoption of resolutions by the Board of Directors of each Obligor to approve the execution, delivery and performance of this Agreement and the incumbency of officers.

                  (c) Opinion letter of outside counsel to the Obligors addressing whether the obligors exist and have duly authorized, executed and delivered this Agreement.


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         16. Bankruptcy. In the event that any Obligor's property or any portion thereof or any interest therein becomes property of any bankruptcy estate or subject to any state or federal insolvency proceeding, then Lender shall immediately become entitled, in addition to all other relief to which Lender may be entitled under this Agreement, to obtain an order from the Bankruptcy Court or other appropriate court granting immediate relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code (or any analogous stay under any other such law) as to permit Lender to pursue its rights and remedies against any such Obligor and all other rights and remedies of Lender at law and in equity under applicable state law. In connection with such an order, no Obligor shall contend or allege in any pleading or petition filed in any court proceeding that Lender does not have sufficient grounds for relief from the automatic stay unless Lender has failed to comply with its obligations under this Agreement.

         17. Unconditional Full Release of All Claims and Defenses. In consideration of Lender's execution of this Agreement, the sufficiency of which is acknowledged, and excepting only the contractual obligations respecting future performance by Lender arising under the Loan Documents and this Agreement, the Obligors hereby release and forever discharge the Lender Parties of and from any and all Claims that any Obligor may have against any Lender Party as of the execution of this Agreement. The Obligors further agree that they shall forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action, or other proceeding, whether judicial, administrative or otherwise, or otherwise attempting to collect or enforce, any such released Claim and agree to indemnify, defend (with counsel satisfactory to Lender) and hold harmless the Lender Parties against any and all loss, liability, claim or expense, including attorneys' fees, that any of them might incur as a result of any breach of this Section by any Borrower Party or the assertion of any Claim or defense that exists as of the date of this Agreement by any Borrower Party. The Obligors further waive any presently existing defenses against the payment and performance of all obligations (of every nature, character and description) to the Lender Parties under the Loan Documents.

         18. No Alienation of Claims.

                  (a) The Obligors warrant and represent to Lender that no Obligor has granted or purported to grant to any other person or entity any interest whatsoever in any Claim, as security or otherwise, and that their execution hereof does not require the consent of or notice to any third party in order to be fully effective as to any Claim that may have existed in favor of any Obligor at any time.

                  (b) Lender warrants and represents to the Obligors that no Lender has granted or purported to grant to any other person or entity any interest whatsoever in any Claim, as security or otherwise, and that Lender's execution hereof does not require the consent of or notice to any third party in order to be fully effective as to any Claim that may have existed in favor of any Lender at any time.

         19. Valid Consideration; Binding Agreement.

                  (a) The Obligors warrant, represent and acknowledge that absent this Agreement Lender is not obligated to the Obligors to forbear in its exercise of remedies; that Lender has agreed to forbear in reliance upon the binding effect, validity and enforceability of this Agreement; that this Agreement has been executed and delivered by the Obligors for adequate consideration and value under all applicable laws; and that this Agreement is valid, binding and enforceable in accordance with its terms.

                  (b) Lender warrants, represents and acknowledges that this Agreement has been executed and delivered by Lender for adequate consideration and value under all applicable laws and that this Agreement is valid, binding and enforceable in accordance with its terms.

         20. Notices. All notices, demands, and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective when either: (1) personally delivered to the intended recipient; (2) sent by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; (3) delivered in person to the address set forth below for the party to which the notice was given; (4) deposited into the custody of a nationally-recognized overnight delivery service such as Federal Express Corporation, Emery, or Purolator, addressed to such party at the address specified below; or (5) sent by facsimile, telegram, or telex, provided that receipt for such facsimile, telegram, or telex is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. Notices shall be effective on the date of delivery or receipt or, if delivery is not accepted, on the earlier of the date that delivery is refused or three (3) days after the date the notice is mailed. For purposes of this Section, the addresses of the parties for all notices are as follows (unless changes by similar notice in writing are given by the particular person whose address is to be changed):

                  If to Lender:         Finova Capital Corporation
                                        4800 N. Scottsdale Boulevard
                                        Scottsdale, AZ  85251
                                        Attention: John B. Burtchaell, Jr.
                                        Fax #:480/636-6667

                  With a copy to:       Boult, Cummings, Conners & Berry, PLC
                                        Suite 1600
                                        414 Union Street
                                        Nashville, TN 37219
                                        Attention: John E. Murdock III
                                        Fax #: 615/252-6359

                  If to Guarantors
                  or the Florida Finance
                  Borrowers:            1555 N. Semoran Avenue
                                        Winter Park, Florida 32792
                                        Attention: James E. Ernst, President
                                        Fax #: 407/673-3214

                  If to the Paaco
                  Borrowers:             PAACO Automotive Group, L.P.
                                         2915 Alouette Drive
                                         Grand Prairie, Texas 75052
                                         Attention:  Larry Lange, President
                                         Fax #:  972-206-7133

         21. Construction of Agreement. Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to (i) impair the validity, perfection, or priority of any security interest granted therein, or
(ii) waive or impair any rights, powers, or remedies of Lender under the Loan Documents. This Agreement has been reviewed fully by all parties and shall not be construed against any party as author. All periods of limitations specified by statute applicable to actions by the Obligors and all defenses of laches available to the Obligors are hereby tolled and otherwise suspended.

         22. Voluntary Agreement. Each of the Obligors and Lender warrant and represent that they are represented by legal counsel of their choice; have investigated fully their alternatives to the execution and performance of this Agreement; have had ample time to review this Agreement and consult with their counsel; are fully aware of the terms contained in this Agreement; and have knowingly, voluntarily and without coercion or duress of any kind entered into this Agreement and the documents executed in connection with this Agreement.

         23. CONSENT TO JURISDICTION; EXCLUSIVE VENUE. THE PARTIES HERETO AGREE TO JURISDICTION AND VENUE ELECTIONS SET FORTH IN THE LOAN AGREEMENT RESPECTING ALL MATTERS ARISING FROM OR RELATED TO THIS AGREEMENT.

         24. Not Partners; No Third Party Beneficiaries. Nothing contained herein or in any related document shall be deemed to render Lender a partner of any Obligor for any purpose. This Agreement has been executed for the sole benefit of Lender and the Obligors and there are no third party beneficiaries hereof.

         25. Indulgence Not Waiver. Lender's indulgence in any other departure from the terms of this Agreement shall not prejudice Lender's right to demand strict compliance with this Agreement.

         26. Assignment. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the Obligors and Lender, except that the Obligors may not assign any rights or delegate any obligations arising hereunder without the prior written consent of Lender. Any attempted assignment or delegation without the required prior consent shall be void.

         27. Entire Agreement. This Agreement and the other written agreements among the parties represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein. In the event of an inconsistency between this Agreement and the provisions of the Loan Documents, the provisions of this Agreement shall control.

         28. Amendment and Waiver in Writing. No provision of this Agreement can be amended or waived, except by a statement in writing signed by the party against which enforcement of the amendment or waiver is sought.

         29. Severability. Should any provision of this Agreement be invalid or unenforceable for any reason, the remaining provisions hereof shall remain in full effect.

         30. APPLICABLE LAW. THE VALIDITY, CONSTRUCTION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE DETERMINED ACCORDING TO THE SUBSTANTIVE LAWS OF ARIZONA WITHOUT REGARD TO CONFLICTS PRINCIPLES.

         31. Gender and Number. Words used herein indicating gender or number shall be read as context may require.

         32. Captions Not Controlling. Captions and headings have been included in this Agreement for the convenience of the parties, and shall not be construed as affecting the content of the respective sections.

         33. WAIVER OF JURY TRIAL. THE OBLIGORS AND LENDER HEREBY KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT TO A TRIAL BY JURY WITH REGARD TO ANY ACTION, PROCEEDINGS, CLAIMS OR COUNTERCLAIMS, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, OF ANY TYPE OR NATURE WHATSOEVER ARISING UNDER OR CONCERNING THIS AGREEMENT OR THE LOAN DOCUMENTS.

         34. Joint and Several. All warranties, representations and undertakings of the Obligors or other collective groups under this Agreement are made and undertaken jointly and severally.

            [The remainder of this page is intentionally left blank]

Executed as of the date first written above.




                                             FINOVA CAPITAL CORPORATION


                                             By:
                                                -----------------------------

                                             Title:
                                                   --------------------------



                                             FLORIDA FINANCE GROUP INC.


                                             By:
                                                -----------------------------

                                             Title:
                                                   --------------------------



                                             LIBERTY FINANCE COMPANY


                                             By:
                                                -----------------------------

                                             Title:
                                                   --------------------------



                                             SMART CHOICE RECEIVABLES
                                             HOLDING COMPANY


                                             By:
                                                -----------------------------

                                             Title:
                                                   --------------------------

              [Signature page to Forbearance Agreement - continued]

                                             FIRST CHOICE AUTO FINANCE INC.


                                             By:
                                                -----------------------------

                                             Title:
                                                   --------------------------



                                             PAACO AUTOMOTIVE GROUP, L.P.


                                                   By: PAACO HOLDINGS, LLC,

                                                       General Partner

                                             By: /s/ LARRY LANGE
                                                -----------------------------

                                             Title: Larry Lange, Manager
                                                   --------------------------


                                             PREMIUM AUTO ACCEPTANCE
                                             CORPORATION


                                             By: /s/ LARRY LANGE
                                                -----------------------------

                                             Title: Larry Lange, President
                                                   --------------------------





                                             SMART CHOICE AUTOMOTIVE GROUP,
                                             INC.


                                             By:
                                                -----------------------------

                                             Title:
                                                   --------------------------



              [Signature page to Forbearance Agreement - continued]

                                             SC HOLDINGS, INC.


                                             By:
                                                -----------------------------

                                             Title:
                                                   --------------------------







              [Signature page to Forbearance Agreement - continued]

                                   SCHEDULE 3



                                                             DATE/LOCATION FILED;
DEBTOR                          SECURED PARTY                FILE NO.                     COLLATERAL
--------------------------      --------------------------   --------------------         ---------------------------
First Choice Auto Finance,      225 N. Military Corp.        6/2/97                       All Used Motor Vehicle
Inc.                            d/b/a Miracle Mile Motors    Florida SOS                  Inventory located at 225
                                                             #970000184222                N. Military Trail, West
                                                                                          Palm Beach, Florida

First Choice Auto Finance,      Orix Credit Alliance, Inc.   8/27/97                      Automotive Equipment on
Inc.                                                         Florida SOS                  LEASE
                                                             #970000193085

First Choice Auto Finance,      Kendall Motor Oil            8/3/98                       Various Oil-Change
Inc.                                                         Florida SOS                  Equipment
                                                             #980000072420

First Choice Auto Finance,      Automotive Warehouse of      4/8/98                       Automobile replacement
Inc.                            Lakeland, Inc.               Florida SOS                  parts sold by Secured
                                                             #980000076194                Party to Debtor



First Choice Auto Finance,      Navistar Financial           1/31/00                      1999 Vulcan 19 Ft. Steel
Inc.                            Corporation                  Florida SOS                  Carrier
                                                             #200000026173

First Choice Auto Finance,      Paccar Financial Corp.       2/21/00                      2000 Peterbilt 330 Tractor
Inc.                                                         Florida SOS
                                                             #200000043902

First Choice AutoFinance        Navistar Financial           4/3/00                       2000 Chevron 4 car carrier
                                Corporation                  Florida SOS
                                                             #200000078145

First Choice AutoFinance        Navistar Financial           7/24/00                      2000 Chevron Series 20 4
                                Corporation                  Florida SOS                  Car
                                                             #20000170017

                                   SCHEDULE 4


                                      None.